SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          Ben Franklin Financial, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Federal                                  Applied For
---------------------------------------     ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


     14 N. Dryden Place
     Arlington Heights, Illinois                               60004
---------------------------------------                  -----------------------
(Address of Principal Executive Offices)                     (Zip Code)

     If this form relates to the           If this form relates to the
     registration of a class of securities registration of a class of securities
     pursuant to Section 12(b) of the      pursuant to Section 12(g) of the
     Exchange Act and is effective         Exchange Act and is effective
     pursuant to General Instruction       pursuant to General Instruction
     A.(c), please check the following     A.(d), please check the following
     box.  [ ]                             box.  [x]

     Securities Act registration statement file number to which this form relates: 333-135562
        -----------

     Securities to be registered pursuant to Section 12(b) of the Act:

              None                                           N/A
     ---------------------------------------------------------------------------
         (Title of Class)                        (Name of Each Exchange on Which
                                                 Each Class is to be Registered)

     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.01 per share
                    ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Ben Franklin Financial, Inc." "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-135562), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Ben Franklin Financial, Inc. and Ben Franklin Bank of Illinois" in the Registrant's prospectus.

Item 2.  Exhibits.
-----------------

1. Registration Statement on Form SB-2 (Registration Number 333-135562) dated June 30, 2006, as amended, is hereby incorporated by reference.

2. Federal Stock Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on June 30, 2006, as amended).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on June 30, 2006, as amended).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on June 30, 2006, as amended).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          BEN FRANKLIN FINANCIAL, INC.



Date:    September 27, 2006          By:   /s/ C. Steven Sjogren
                                          --------------------------------------
                                          C. Steven Sjogren
                                          President and Chief Executive Officer